Exhibit 21.1

                      SUBSIDIARIES OF THE REGISTRANT


          Name of Subsidiary            Jurisdiction of Incorporation

          Unique Mobility Partners
            Ltd. Liability Co.                  Colorado

          UQM Leasing, Inc.                     Colorado

          Evem Co., Inc.                        Colorado